SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
   Filed by the Registrant  |X|
   Filed by a party other than the Registrant |_|
   Check the appropriate box:
   |_|    Preliminary proxy statement       |_| Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

   |X|    Definitive proxy statement
   |_|    Definitive additional materials
   |_|    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         OAK TREE MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X|   No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:

   |_|   Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)   Amount Previously Paid:

   (2)   Form, Schedule or Registration Statement No.:

   (3)   Filing Party:

   (4)   Date Filed:

                         OAK TREE MEDICAL SYSTEMS, INC.
                        163-03 Horace Harding Expressway
                            Flushing, New York 11365

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  March 9, 1998
                              --------------------


TO:  THE STOCKHOLDERS OF OAK TREE MEDICAL SYSTEMS, INC.

     Please take notice that the Annual Meeting of Stockholders of Oak Tree Medical Systems, Inc. (the "Company"), will be held at Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida 33131, on Monday, March 9, 1998 at 10:00 a.m. for the following purposes:

          1. To elect two (2) directors of the Company's Board of Directors, each to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on February 6, 1998 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the law firm of Greenberg Traurig, 1221 Brickell Avenue, Miami, Florida 33131, for the 10-day period prior to the meeting.

     You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.


                                      By Order of the Board of Directors,

                                      /S/ HENRY DUBBIN
                                      ----------------
                                      HENRY DUBBIN
                                      President

Dated:  February 25, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                         OAK TREE MEDICAL SYSTEMS, INC.
                        163-03 Horace Harding Expressway
                            Flushing, New York 11365

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Oak Tree Medical Systems, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held at Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida 33131, on Monday, March 9, 1998 at 10:00 a.m., and at any adjournment or adjournments thereof. All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors" and (ii) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is February 25, 1998.


                        VOTING SECURITIES -- RECORD DATE

     Only holders of the Company's common stock, par value $.01 per share (the "Common Stock"), of record at the close of business on February 6, 1998 (the "Record Date"), will be entitled to notice of and vote at the meeting or any adjournment or adjournments thereof. On that date, 4,569,025 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the number of shares of Common Stock (and the percentage of Common Stock) beneficially owned by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) each of the Named Executives (as defined under "Executive Compensation"), and (iv) all directors, nominees and executive officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Securities Exchange Commission (the "Commission"), a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address of                            Number of Shares      Percent
Beneficial Owner                              Beneficially Owned     of Class
----------------                              ------------------     --------

Burton Dubbin(1)............................       425,000            8.6%
21394 Marina Cove Circle, Unit H11
North Miami Beach, FL  33180

Henry Dubbin(2).............................       978,375           20.3%
10155 Collins Avenue, Suite 607
Bal Harbor, FL  33154

FYM, Inc....................................       465,625           10.2%
1350 East Flamingo Road, #882
Las Vegas, NV  89119

William Kedersha............................        22,500              *
2 Gannett Drive, Suite 215
White Plains, NY  10604

Nevada Minerals Corporation.................       728,375           15.9%
10155 Collins Avenue, Suite 607
Bar Harbour, FL  33154

Fred L. Singer(3)...........................        20,000              *
9240 West Bay Harbor Dr., Apt. 3-C
Bay Harbor Islands, FL  33154

Irene Stack(4)..............................       684,391           15.0%
16504 Stonehaven Road
Miami Lakes, FL  33014

All officers and directors as a group.......       998,375           20.7%
(2 persons)(5)

----------------------------
* Less than 1%.

(1) Includes 375,000 shares of Common Stock subject to currently exercisable options.

(2) Includes (i) 728,375 shares of Common Stock that Mr. Dubbin beneficially owns through Nevada Minerals Corporation, a corporation of which he is the majority stockholder and president, and (ii) 250,000 shares of Common Stock subject to currently exercisable options.

(3) Includes 15,000 shares of Common Stock subject to currently exercisable options.

(4) Includes 465,625 shares of Common Stock that Mrs. Stack beneficially owns through her wholly owned corporation, FYM, Inc.

(5) Includes 265,000 shares of Common Stock subject to currently exercisable options and 728,375 shares of Common Stock held by Nevada Minerals Corporation.

Change in Control

     In September 1997, the Company entered into a letter of intent to acquire certain companies controlled directly or indirectly by Pierce Neuman, M.D. The assets of these companies consist primarily of 21 medical practice and MRI centers located in the greater New York metropolitan area. The letter of intent was further amended in December 1997. Collectively, the centers had revenues of approximately $65 million and estimated pre-tax profits in excess of $19 million in calendar year 1997. Pursuant to the proposed transaction, which shall take effect, if at all, upon execution of a definitive written agreement, Dr. Neuman will own or control approximately 60% of the Company's outstanding shares of Common Stock. There can be no assurance, however, that the Company will successfully negotiate such definitive written agreement for the purchase of these centers or meet its obligations of raising capital to complete the acquisition or that all the other conditions to closing will be met by any of the parties to the transaction.

Compliance with the Securities Exchange Act

     The Company's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Common Stock with the Commission. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements during the fiscal year ended May 31, 1997 ("Fiscal 1997") have been complied with, except as follows: Mr. Henry Dubbin did not file a Form 4 on a timely basis to report his disposition of shares of Common Stock, and Mr. Singer did not file a Form 3 and a Form 4 on a timely basis to report his appointment as a director of the Company and his acquisition of shares of Common Stock, respectively.


                              ELECTION OF DIRECTORS

Nominees for Election

     It is proposed to elect a Board of two directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees set forth below are currently members of the Board of Directors. Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a director as the holders of the proxies may, in their discretion, determine. The election of each nominee for director requires a plurality of votes cast.

     The Board of Directors recommends a vote FOR the election of the nominees listed below.

     The names and ages, along with certain biographical information (based solely on information supplied by them), of the directors of the Company and nominees for election as directors of the Company are as follows:

     HENRY DUBBIN (age 82) has served as President of the Company since April 1997 and a director of the Company since May 1993. Mr. Dubbin also served as Vice Chairman of the Board of Directors and Vice President of the Company from May 1993 to April 1997. Mr. Dubbin currently is the President of Nevada Minerals Corporation, a diversified company engaged in the mining business. From 1955 to 1992, Mr. Dubbin worked with Canaveral International, Inc., a diversified public company, from which he retired as Chairman of the Board.

     FRED L. SINGER (age 64) has served as a member of the Board of Directors since April 1997 and as Vice President of the Company since August 1997. Since 1963, Mr. Singer has served as director, producer and cinematographer for Coronado Productions, a/k/a Coronado Studios, a video production company.

     All directors shall hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified, or until their death, resignation or removal. Pursuant to the By-Laws of the Company, the Board of Directors has set the number of directors at two.

Information Concerning the Board of Directors

     The Board of Directors of the Company currently has no committees.

     During Fiscal 1997, there were four meetings of the Board of Directors of the Company, and no director attended fewer than 75% of the meetings of the Board of Directors. The Board of Directors also acts from time to time by unanimous written consent in lieu of meetings.

     All officers and directors are reimbursed for any expenses incurred on behalf of the Company. Directors, other than officers of the Company, are reimbursed for expenses pertaining to attendance at meetings of the Company's Board of Directors, including travel, lodging and meals.


                               EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their positions as of the Record Date were as follows:

     Name                        Age                   Position
     ----                        ---                   --------
     Henry Dubbin                82             President and Director
     Fred L. Singer              64             Vice President and Director

     Effective February 5, 1998, Gary Danziger resigned as Chief Operating Officer, Vice President and a director of the Company. Mr. Danziger served as Chief Operating Officer and Vice President of the Company from April 1997 and as a member of the Board of Directors from July 1997.

     Burton Dubbin, the son of Mr. Henry Dubbin, resigned as Vice President of the Company in August 1997. Mr. Burton Dubbin had served as Vice President of the Company from April 1997.

     On April 16, 1997, Michael J. Gerber resigned his various positions with the Company. Mr. Gerber was President and a director of the Company from September 1995 and was Secretary of the Company from August 1996.

     William Kedersha resigned as a director of the Company in March 1997 and as Chief Executive Officer in April 1997. Mr. Kedersha served as Chief Executive Officer and a director of the Company from September 1996 and prior to that he served as a consultant to the Company from March 1996.

     On August 29, 1996, Irwin Bosh Stack resigned his various positions with the Company. Mr. Stack was the Chairman of the Board, Secretary and a director of the Company from its incorporation in May 1986 until August 1996, and Chief Operating Officer of the Company from May 1993 until August 1996.

     The Company's officers are elected by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Mr. Henry Dubbin has entered into an employment agreement with the Company. Mr. Burton Dubbin is the son of Mr. Henry Dubbin. No other family relationships exist between any directors or executive officers of the Company.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company of those persons who were the Chief Executive Officer during Fiscal 1997 and other most highly compensated executive officers of the Company who earned over $100,000 during the 1997, 1996 and 1995 fiscal years (collectively, the "Named Executives").

============================================================================================================
                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------
                                                      Annual                  Long-Term Compensation
                                                  Compensation
                                           -----------------------------------------------------------------
                                                                                               Common
                                                                            Restricted         Stock
                                   Fiscal                  Other Annual        Stock         Underlying
Name and Principal Position         Year       Salary      Compensation      Award(s)         Options
------------------------------------------------------------------------------------------------------------
Henry Dubbin                        1995         -0-            -0-             -0-           250,000
President                           1996         -0-            -0-             -0-             -0-
                                    1997       $15,414          -0-             -0-             -0-
------------------------------------------------------------------------------------------------------------
Irwin Bosh Stack                    1995       $35,000          -0-             -0-           250,000
Chairman of the Board, Chief        1996         -0-            -0-             -0-             -0-
Operating Officer and Secretary(1)  1997         -0-            -0-             -0-             -0-
------------------------------------------------------------------------------------------------------------
William Kedersha                    1997       $76,192          -0-           $55,547         375,000
Chief Executive Officers(2)
------------------------------------------------------------------------------------------------------------
Michael J. Gerber                   1996         -0-            -0-             -0-            55,000
President(3)                        1997         -0-            -0-             -0-             -0-
------------------------------------------------------------------------------------------------------------
Gary Danziger(4)                    1997      $120,641       $100,000           -0-           350,000
Chief Operating Officer
------------------------------------------------------------------------------------------------------------
Burton Dubbin(5)                    1997         -0-            -0-             -0-           375,000
Vice President
============================================================================================================

(1) Mr. Stack resigned all of his positions with the Company on August 29, 1996, and options to acquire 250,000 shares of Common Stock expired upon his resignation.

(2) Mr. Kedersha resigned as a director of the Company in March 1997 and as Chief Executive Officer of the Company effective April 30, 1997. Includes the market value, as of May 30, 1997, of 22,500 shares of restricted stock issued to Mr. Kedersha pursuant to his settlement agreement with the Company. Options to acquire 375,000 shares of Common Stock were cancelled as of May 1, 1997.

(3) Mr. Gerber resigned all of his positions with the Company on April 16, 1997. Options to acquire 5,000 shares of Common Stock expired on September 7, 1997, and the remaining options to acquire 50,000 shares of Common Stock expired upon Mr. Gerber's resignation in April 1997.

(4) Mr. Danziger resigned all of his positions with the Company on February 5, 1998. Deferred compensation of $100,000 and options to acquire 350,000 shares of Common Stock were cancelled upon Mr. Danziger's resignation effective February 5, 1998.

(5) Mr. Burton Dubbin resigned as Vice President of the Company on August 29, 1997.

     The following tables set forth certain information concerning stock option grants made during the Fiscal 1997 to the Named Executives and the fiscal year-end value of such options.

==========================================================================================================
                                    OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------
                           Number of           Percent of
                          Securities         Total Options
                          Underlying           Granted to           Exercise
        Name                Options            Employees              Price           Expiration Date
----------------------------------------------------------------------------------------------------------
Gary Danziger                350,000              32%                 $1.00          February 5, 1998
----------------------------------------------------------------------------------------------------------
Burton Dubbin                375,000              34%                 $1.69           August 31, 2007
----------------------------------------------------------------------------------------------------------
William Kedersha             375,000              34%                 $1.69             May 1, 1997
==========================================================================================================

=================================================================================================================
              AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS VALUES
-----------------------------------------------------------------------------------------------------------------
                                                                                     Value of Unexercised In-
                     Shares Acquired on                # of Unexercised Options    the-Money Options at Fiscal
                          Exercise                        at Fiscal Year End               Year End(1)
-----------------------------------------   Value   -------------------------------------------------------------
Name                                       Realized   Exercisable   Unexercisable  Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------------
Henry Dubbin            0          0          $0         250,000            0          $121,094              $0
-----------------------------------------------------------------------------------------------------------------
Michael J. Gerber       0          0          $0           5,000            0            $4,122              $0
-----------------------------------------------------------------------------------------------------------------
Gary Danziger           0          0          $0         350,000            0          $519,531              $0
-----------------------------------------------------------------------------------------------------------------
Burton Dubbin           0          0          $0               0      375,000                $0        $297,891
=================================================================================================================

(1) Value is calculated on the basis of the difference between the option exercise price and the average of the bid and asked prices for the Common Stock at May 30, 1997 as quoted on the over-the-counter market, multiplied by the number of shares underlying the option.

Employment Agreements

     The Company has an employment agreement with Henry Dubbin, as amended September 1997, expiring June 1998 and providing for a salary of $50,000 per year. For fiscal 1994, salary due Mr. Dubbin in the amount of $54,375 was converted into a note, which was subsequently cancelled by Mr. Dubbin. Mr. Dubbin waived his salary for the 1995 and 1996 fiscal years.

     Gary Danziger had a three-year employment agreement with the Company, as amended in July 1997, expiring in October 1999, which provided for (i) an annual salary of $260,000, (ii) deferred compensation for the year ended May 31, 1997 of either $100,000 or 50,000 shares, (iii) incentive bonuses of up to $30,000 per quarter, (iv) options to acquire 350,000 shares of Common Stock, exercisable at $1.00 per share until October 1, 1998, (v) a loan facility of $350,000, payable in three years from the date of borrowing at interest of 7% per annum and (vi) severance equal to 200% or 100% of annual salary if terminated during twelve months ended September 30, 1998 or 1999, respectively. As part of his settlement agreement with the Company upon his resignation, Mr. Danziger received approximately $100,000 in cash and like considerations and a physical therapy contract with a hospital in Westchester County, New York.

     The Company had an employment agreement with William Kedersha, effective as of December 3, 1996. Under the agreement, Mr. Kedersha was to receive an annual salary of $150,000 and incentive bonuses. In addition, the agreement granted Mr. Kedersha ten year options to purchase 375,000 shares of Common Stock at an exercise price equal to $1 11/16 per share. The options granted to Mr. Kedersha were cancelled upon his resignation in April 1997. In September 1997, the Company issued 22,500 shares of Common Stock to Mr. Kedersha as part of a settlement agreement.

     The Company had an employment agreement with Irwin Bosh Stack, providing for a salary of $85,000 per year. For 1994 fiscal year, salary due Mr. Stack in the amount of $63,500 was converted into a note, which was subsequently cancelled by Mr. Stack. Mr. Stack took a reduced salary of $35,000 for the 1995 fiscal year and waived his salary for the 1996 fiscal year. Mr. Stack resigned all positions with the Company on August 29, 1996.

     In January 1995, in consideration of past services, the Company granted to each of Messrs. Stack and Henry Dubbin options to acquire 250,000 shares of Common Stock, exercisable at $2.00 per share until January 1, 1999. Options granted to Mr. Stack expired upon his resignation in August 1996.

Certain Relationships and Related Transactions

     On May 28, 1993, the Company acquired 50,000 tons of gold ore from Nevada Minerals Corporation in exchange for the issuance of 1,350,000 shares of restricted Common Stock. The gold ore was appraised as having a $5,000,000 value. On June 28, 1994, the Company formed a wholly owned subsidiary, Aurum Mining Corporation ("Aurum"), with the gold ore as its only asset.

     On June 21, 1995, an agreement was signed between the Company and Accord Futronics Corp. ("Accord") whereby 100% of the stock of Aurum was exchanged for 6,000,000 shares of common stock of Accord. Accord was to pay the Company a royalty equal to 12.5% of the net mining income for the productive life of the property.

     On November 15, 1997, the Company returned the 6,000,000 shares of common stock of Accord in exchange for 100% of the common stock of Aurum.

     In November 1996, Mr. Fred L. Singer produced a marketing video for the Company and received $25,000 in compensation.

     On December 3, 1996, the Company granted an option to purchase 375,000 shares of Common Stock to Burton Dubbin, Mr. Henry Dubbin's son. In August 1997, Mr. Burton Dubbin terminated his employment with the Company and entered into a consulting agreement for a period of two years at a fee of $150,000 per year, plus 125,000 shares of Common Stock, with 25,000 shares issued immediately and 5,000 shares issued monthly. In addition, the option to acquire 375,000 shares of Common Stock was amended to provide for immediate exercisability and extension until August 2007.

1994 Performance Equity Plan

     In February 1994, the Company adopted the 1994 Performance Equity Plan ("1994 Plan") covering 600,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1994 Plan will terminate at such time as no further awards may be granted under the plan and awards granted are no longer outstanding, provided that incentive options may be granted only until February 16, 2004. The 1994 Plan is administered by the Board of Directors, which determines the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1994 Plan.

     As of January 14, 1998, no options under the 1994 Plan were outstanding.

Non-Plan Options

     As of the Record Date, the Company has outstanding non-plan options to purchase an aggregate of 1,182,500 shares of Common Stock. The outstanding options granted to current and former officers and directors of the Company are as set forth below.

                      Number of
Name                Option Shares      Exercise Price          Expiration Date
----                -------------      --------------          ---------------

Burton Dubbin         375,000                $1.69             August 31, 2007
Henry Dubbin          250,000                $2.00             January 1, 1999
Fred L. Singer         15,000                $1.00             April 16, 1999

Indemnification of Officers and Directors

     Under the By-Laws of the Company, officers and directors of the Company and former officers and directors are entitled to indemnification from the Company to the full extent permitted by law. The Company's ByLaws and the Delaware General Corporation Law generally provide for such indemnification for claims arising out of the acts or omissions of Company directors and officers (and certain other persons) in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceedings, had no reasonable cause to believe that such conduct was unlawful.


                                LEGAL PROCEEDINGS

     Irwin Bosh Stack and Irene Stack v. Oak Tree Medical Systems, Inc. and Henry Dubbin, Case No. 97-17996 CA 13 (11th Judicial Circuit, Dade County, Florida). In August 1997, a stockholder, the wife of the Company's former Chairman of the Board of Directors, filed a lawsuit against the Company, alleging unreasonable restraint on the alienability of her shares of Common Stock of the Company and breach of fiduciary duty on the part of Mr. Henry Dubbin. The stockholder claimed that the Company has unjustifiably refused her request for an opinion letter from counsel to remove a restrictive legend. The plaintiff is seeking unspecified compensatory and punitive damages and injunctive relief. Management does not believe this action will have any material adverse effect to the Company.

     U.S. Consultancy, Inc. and FYM, Inc. v. Henry Dubbin, Burton Dubbin, Fred Singer, William Kedersha, Michael Gerber, Ellis Group, Inc., Liberty International, Inc., NFC (Service) Ltd. and Oak Tree Medical Systems, Inc., C.A. No. 15994 (Court of Chancery of the State of Delaware, New Castle County, Delaware). Plaintiffs filed an action on October 20, 1997, alleging, among other things, (i) the Company's failure to hold an annual meeting of stockholders within the time prescribed by Section 211 of Delaware General Corporation Law (the "DGCL") and (ii) breach of fiduciary duties by current and former officers and directors of the Company in (a) issuing shares of Common Stock for the purpose of entrenchment, (b) rejecting potential investment and acquisition opportunities for personal reasons, (c) engaging in self-dealing and wasteful transactions, and (d) failing to file annual and quarterly reports with the Securities and Exchange Commission. Plaintiffs sought, among other things, an order compelling the Company to hold an annual meeting of stockholders, rescission of all issuances of shares of Common Stock and options to certain individuals pursuant to Form S-8 registration statements filed in June 1997, and unspecified damages. On January 14, 1998, plaintiffs filed an amendment to the complaint alleging breach of fiduciary duties by the officers and directors of the Company in issuing unregistered stock of the Company and in failing to file certain reports with the Securities and Exchange Commission. Plaintiffs also sought to inspect certain books and records of the company pursuant to Section 220 of the DGCL. Management does not believe this action will have any material adverse effect on the Company.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     (a) Puritz & Weintraub served as the independent auditors of the Company for the fiscal years ended May 31, 1993 and 1994 and until September 6, 1995. On September 6, 1995, Puritz & Weintraub resigned their engagement upon consultation with the Company because it was determined that the best interest of the Company would be served by retaining BDO Seidman, LLP. The decision to change auditors was approved by the

Company's Board of Directors. There were no disagreements between the Company and Puritz & Weintraub on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     (b) BDO Seidman, LLP ("BDO") served as the independent auditors of the Company for the period from September 6, 1995 until January 4, 1996. During its term of engagement, BDO advised the Company of its need to significantly expand its audit of the cost and carrying values of the gold ore property, which had been acquired by the Company in May 1993 in exchange for a controlling interest in the Company, a portion of which shares were subject to an immediately exercisable option by another stockholder of the Company. Specifically, BDO requested a current, independent appraisal of the gold ore property and documentary evidence of the cost of the property to its prior owner. The Company terminated BDO because, although an appraisal from a qualified, licensed appraiser and other information was provided, the Company was unable to provide the type and level of appraisal or the documentary evidence demanded by BDO. Because BDO was terminated as auditors of the Company, it did not complete certain procedures related to the gold ore property, the result of which could have materially impacted the fairness or reliability of the financial statements for the year ended May 31, 1996 (the period covered by BDO's incomplete engagement) and for the years ended May 31, 1994 and 1993 (with which BDO has no association). The Company permitted BDO to respond to the inquiries of Simon Krowitz Bolin & Associates, P.A. concerning the gold ore property. The decision to change auditors was approved by the Company's Board of Directors.

     (c) Simon Krowitz Bolin & Associates, P.A. ("Simon Krowitz") served as the independent auditors from January 4, 1996 to April 29, 1997 and as the independent auditors of the Company for the fiscal year ended May 31, 1996. Effective April 29, 1997, Simon Krowitz resigned as the Company's independent auditors. The report of Simon Krowitz on the Company's financial statements for the fiscal year ended May 31, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audit of the Company's financial statements for the fiscal year ended May 31, 1996 and through April 29, 1997, there were no disagreements between the Company and Simon Krowitz on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (d) Effective June 6, 1997, the Company appointed Most Horowitz & Company, LLP, as its independent auditors. Most Horowitz & Company served as the Company's independent public accountants for its fiscal year ended May 31, 1997. No independent public accountant has been formally selected by the Company for the current fiscal year. A formal selection of the Company's independent public accountants will be considered by the Company's newly-elected Board of Directors at a meeting of the Board of Directors to be held subsequent to the Company's Annual Meeting of Stockholders. Representatives of Most Horowitz & Company are not expected to be present at the Company's Annual Meeting of Stockholders, but any stockholder who wishes to communicate with representatives of Most Horowitz & Company should communicate directly with the Engagement Partner at 1133 Avenue of the Americas, New York, New York 10036.


                                VOTING PROCEDURES

     Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for directors. Votes withheld in connection with the election of one or more directors will not be counted in determining the votes cast and will have no effect on the vote.

     Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under Delaware General Corporation Law, a broker non-vote will have no effect on the outcome of the election of directors.

                                     GENERAL

     The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

Stockholder Proposals

     Stockholder proposals in respect of matters to be acted upon at the Company's 1999 Annual Meeting of Stockholders should be received by the Company on or before November 11, 1998, in order that they may be considered for inclusion in the Company's proxy materials.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement is accompanied by a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997 (the "Form 10-KSB") and the Amendment No. 1 to the Form 10-KSB.

     The Company hereby incorporates by reference into this Proxy Statement the following document as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act:

     o the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997, as amended.


--------------------------------------------------------------------------------
     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A STOCKHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

     IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (718) 460-8400.
--------------------------------------------------------------------------------

                         OAK TREE MEDICAL SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                      ------------------------------------


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints Henry Dubbin and Fred L. Singer with full power of substitution, to vote all shares of OAK TREE MEDICAL SYSTEMS, INC. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, on the 9th day of March, 1998, at 10:00 a.m., Eastern Standard Time, and at any adjournment(s) or postponement(s) thereof, hereby ratifying all that said proxy or his substitute may do by virtue hereof, and the undersigned authorizes and instructs said proxy to vote as follows:

ELECTION OF DIRECTORS: To elect the nominees listed below for Director until the next annual meeting of stockholders;

      FOR ALL NOMINEES LISTED BELOW              WITHHOLD AUTHORITY
      (except as marked to the                   to vote for all nominees
      contrary below) |_|                        listed below |_|

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

      Henry Dubbin and Fred L. Singer;

and in his discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

            (Continued and to be dated and signed on the other side.)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS."

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.


                                      Dated: _____________________________, 1998



                                      ------------------------------------------
                                      (Signature of Stockholder)



                                      ------------------------------------------
                                      (Signature of Stockholder)


                                      Your signature  should appear the same as
                                      your name appears  herein.  If signing as
                                      attorney,    executor,     administrator,
                                      trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.